Exhibit 99.1

OPHTHALMIC IMAGING SYSTEMS 221 Lathrop Way, Suite I Sacramento, CA 95815	CONTACTS: Gil Allon, CEO Ariel Shenhar, CFO (916) 646-2020 INVESTOR RELATIONS Todd Fromer / Garth Russell KCSA Worldwide 212-896-1215 / 212-896-1250 FOR IMMEDIATE RELEASE

OPHTHALMIC IMAGING SYSTEMS ANNOUNCES TWO NEW INDEPENDENT MEMBERS TO BOARD OF DIRECTORS

SACRAMENTO, Calif., August 28, 2007 – Ophthalmic Imaging Systems (OIS) (OTC BB: OISI), a leading digital imaging company, announced today the appointment of Jonathan R. Phillips and William D. Greer, CPA, to serve as independent members on the Company’s Board of Directors. Mr. Phillips and Mr. Greer replace Michael Benoff and Merle Symes on the Board, effective immediately. OIS’ Board of Directors has five members, three of which are independent, including Mr. Phillips and Mr. Greer.

        Mr. Greer, is currently the President and CEO of Evolved Digital Systems Inc. (TSE:EVD), a healthcare technology solutions company based in Montreal. Prior to joining Evolved Digital Systems, he served various senior finance and accounting positions for the Investment Products unit of CAN Insurance Company, RHI Management Solutions and Southern Financial. Additionally, he worked at the accounting firms of William Crosslin, Sparks & Vaden and Kraft Bros., Esstman, Patton & Harrell. He received a Bachelor of Science from the University of Tennessee at Martin, and was a scholarship recipient to the Graduate School of Banking of the South at Louisiana State University.

        Mr. Phillips, is currently a Managing Director and Founder of Healthcare Growth Partners, a company that specializes in strategic and financial advisory services to healthcare technology companies. He is currently on the Board of Directors of Streamline Health Solutions, a Nasdaq listed company, and serves on its audit and compensation committees. Prior to founding Healthcare Growth Partners, Mr. Phillips served five years as a healthcare investment banker at William Blair & Company and also at Deloitte Consulting specializing in projects for healthcare and non-healthcare clients. He received a Masters of Business Administration from Northwestern University.

Yigal Berman, Chairman of OIS’ Board of Directors, stated, “I am pleased to welcome both Jonathan and Bill to our Board of Directors. Both men help strengthen our Board with strong backgrounds in the area of healthcare, finance and accounting. On behalf of the entire Company and Board, I also would like to thank both Michael and Merle for their years of service to OIS and wish them success in their future endeavors.”

        Mr. Benoff served on the Board since July 2004 and Mr. Symes served since July 2005. They both decided to step-down from the Company’s Board of Directors in order to pursue other interests.

About Ophthalmic Imaging Systems

Ophthalmic Imaging Systems (www.oisi.com), a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. The Company, together with MediVision, co-markets and supports their products through an extensive network of dealers, distributors, and direct representatives.

OIS is a registered member Company listed on www.OTCVillage.com.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company’s control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company’s periodic filings with the Securities and Exchange Commission.

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OIS 221 LATHROP WAY, SUITE I SACRAMENTO, CA 95815 USA	WWW.OISI.COM MAIN 800.338.8436 FAX 916.646.0207